UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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QUICKLOGIC CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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QUICKLOGIC CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON TUESDAY, APRIL 26, 2005

The Annual Meeting of Stockholders of QUICKLOGIC CORPORATION, a Delaware corporation, will be held at QuickLogic’s offices located at 1277 Orleans Drive, Sunnyvale, California 94089, on Tuesday, April 26, 2005, at 10:00 a.m., local time, for the following purposes:

1.                To elect one (1) Class III director to serve for a term of three years expiring on the date on which our Annual Meeting of Stockholders is held in 2008;

2.                To ratify the appointment of PricewaterhouseCoopers LLP as QuickLogic’s independent registered public accounting firm for the fiscal year ending December 31, 2005; and

3.                To transact such other business as may properly come before the Annual Meeting or at any and all adjournments or postponements thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on February 28, 2005 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the self-addressed, postage-prepaid envelope enclosed for that purpose. Your shares will be voted in accordance with the instructions given on the proxy. Stockholders are also able to submit their proxy over the Internet or by telephone. Stockholders attending the meeting may vote in person even if they have returned a proxy. Please note, however, that if your shares are held in a street name by a broker, bank or other nominee and you wish to attend and vote in person at the meeting, you must obtain a proxy issued in your name from that holder.

For the Board of Directors,

E. Thomas Hart
Chairman, President and Chief Executive Officer

Sunnyvale, California
March 17, 2005

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO VOTE YOUR PROXY ONLINE OR BY TELEPHONE, OR, IN THE ALTERNATIVE, COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. PLEASE REFERENCE THE “VOTING ELECTRONICALLY VIA THE INTERNET OR BY TELEPHONE” SECTION ON PAGE 2 FOR ADDITIONAL INFORMATION.

QUICKLOGIC CORPORATION

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

General

The accompanying proxy is solicited by the Board of Directors of QuickLogic Corporation, a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on Tuesday, April 26, 2005, at 10:00 a.m., local time, or at any and all adjournments or postponements, for the purposes set forth in this proxy statement and in the accompanying Notice of Annual Meeting of Stockholders thereof. The meeting will be held at QuickLogic’s offices located at 1277 Orleans Drive, Sunnyvale, California 94089. QuickLogic’s telephone number at that address is (408) 990-4000. These proxy solicitation materials were mailed on or about March 25, 2005 to all stockholders of record entitled to vote at the Annual Meeting. At the meeting, only stockholders of record at the close of business on February 28, 2005, the record date, will be entitled to vote. On February 28, 2005, QuickLogic’s outstanding capital stock consisted of 26,402,318 shares of common stock.

At the meeting, the stockholders will be asked:

1.                To elect one (1) Class III director to serve for a term of three years expiring on the date on which our Annual Meeting of Stockholders is held in 2008;

2.                To ratify the appointment of PricewaterhouseCoopers LLP as QuickLogic’s independent registered public accounting firm for the fiscal year ending December 31, 2005; and

3.                To transact such other business as may properly come before the Annual Meeting or at any and all adjournments or postponements thereof.

This Proxy Statement and form of proxy were first sent or given to stockholders entitled to vote at the Annual Meeting on or about March 25, 2005, together with our 2004 Annual Report to Stockholders.

Voting and Discretionary Voting

Each stockholder is entitled to one vote for each share of common stock held on all matters presented at the meeting.

Properly executed proxies received prior to the meeting, and subsequently not revoked, will be voted in accordance with the instruction on the proxy. Where no instructions are given, proxies will be voted FOR the director nominees described herein, FOR the ratification of the independent registered public accounting firm, and with respect to any other matter that may properly be brought before the Annual Meeting, in accordance with the judgment of the proxy holders.

You are entitled to one vote for each share of Common Stock held on all matters presented at the Annual Meeting. You do not have the right to cumulate votes in the election of directors. Voting instructions are included on the proxy or voting instruction card.

Election of Directors

Holders of all outstanding shares of QuickLogic’s common stock, voting together as a single class, have the right to elect one Class III director for a three-year term to the Board of Directors. The director will be elected by a plurality of the votes of the shares of our common stock present in person or represented by proxy at the meeting. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum but have no other legal effect under Delaware law.

Ratification of Appointment of Independent Registered Public Accounting Firm

Ratification of the appointment of PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as QuickLogic’s independent registered public accounting firm will require the affirmative vote of a majority of the total voting power of the shares of our common stock represented in person or by proxy at the meeting and entitled to vote on the proposal, voting together as a single class.

Voting Electronically via the Internet or by Telephone

Stockholders whose shares are registered in their own names may vote either via the Internet or by telephone. Specific instructions to be followed by any registered stockholder interested in voting via the Internet or by telephone are set forth on the enclosed proxy card. The Internet and telephone voting procedures are designed to authenticate the stockholder’s identity and to allow stockholders to vote their shares and confirm that their voting instructions have been properly recorded.

If your shares are registered in the name of a bank or brokerage firm and you have not elected to receive your Proxy Statement over the Internet, you may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides eligible stockholders who receive a paper copy of this Proxy Statement the opportunity to vote via the Internet or by telephone. If your bank or brokerage firm is participating in ADP’s program, your proxy card will provide instructions. If your proxy card does not reference Internet or telephone information, please complete and return the proxy card in the self-addressed, postage paid envelope provided. Stockholders who elected to receive the Proxy Statement and Annual Report over the Internet will be receiving an e-mail on or about March 25, 2005 with information on how to access stockholder information and instructions for voting.

Solicitation of Proxies

This solicitation of proxies is made by the Board of Directors of QuickLogic; all costs associated with soliciting proxies will be borne by QuickLogic. QuickLogic may also reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses incurred in forwarding solicitation materials to the beneficial owners of shares held of record by such persons. It is contemplated that proxies will be solicited principally through the mail, but our directors, officers and regular employees may, without additional compensation, solicit proxies personally or by e-mail (if so requested by the stockholder), telephone or facsimile.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to our Secretary a written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person. Your presence at the Annual Meeting in and of itself is not sufficient to revoke your proxy.

Quorum; Abstentions; Broker Non-Votes

The presence at the Annual Meeting, in person or by proxy, of the holders of one-third of the voting power of our stock outstanding on the record date will constitute a quorum. As of the close of business on the record date, there were 26,402,318 shares of our common stock outstanding. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum. For the purpose of determining whether the stockholders have approved matters other than the election of directors, abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote. Directors are elected based on a plurality of the votes cast. Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers are counted for determining the presence or absence of a quorum for conducting business but are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved that matter.

Stockholder Nominations and Proposals

The Nominating and Corporate Governance Committee of our Board has established policies and procedures, available on the investor relations portion of our web site, www.quicklogic.com, to consider recommendations for candidates to the Board of Directors from stockholders holding no less than 1,000 shares of the outstanding voting securities of the Company continuously for at least six (6) months prior to the date of the submission of the recommendation. Recommendations received after 120 days prior to the mailing of the Company’s proxy statement will likely not be considered timely for consideration at that year’s annual meeting.

A stockholder that desires to recommend a candidate for election to the Board of Directors shall direct the recommendation in writing to the Nominating and Corporate Governance Committee, care of the Chief Financial Officer, 1277 Orleans Drive, Sunnyvale, California, 94089, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications and an explanation of the reasons why the stockholder believes this candidate is qualified for service on the Company’s Board. The stockholder must also provide such other information about the candidate that would be required by the Securities and Exchange Commission (“SEC”) rules to be included in a proxy statement. In addition, the stockholder must include the consent of the candidate and describe any arrangements or undertakings between the stockholder and the candidate regarding the nomination. The stockholder must submit proof of Company stockholdings.

A stockholder that instead desires to nominate a person directly for election to the Board of Directors must meet the deadlines and other requirements set forth in Section 2.10(A) of the Bylaws and the rules and regulations of the SEC.

Deadlines for Submission of Stockholder Proposals

Stockholders are entitled to present proposals for consideration at forthcoming stockholder meetings provided that they comply with the proxy rules promulgated by the Securities and Exchange Commission (SEC) and our Bylaws.

Stockholders wishing to present a proposal for inclusion in the proxy statement relating to our 2006 Annual Stockholder Meeting must submit such proposal to us by the date that is 120 days prior to the one year anniversary of the date on which this proxy is first mailed, in order to be considered timely for stockholder proposals or nominations to be included in such proxy statement.

If a stockholder intends to present a proposal at our 2006 Annual Meeting of Stockholders, but does not intend to have it included in our 2006 Proxy Statement, the proposal must be delivered to us between January 26, 2006 and February 15, 2006.

Householding

Householding is a cost-cutting procedure used by us and approved by the Securities and Exchange Commission, or SEC. Under the householding procedure, we send only one Annual Report and Proxy Statement to stockholders of record who share the same address and last name, unless one of those stockholders notifies us that the stockholder would like a separate Annual Report and Proxy Statement. A stockholder may notify us that the stockholder would like a separate Annual Report and Proxy Statement by telephone at (408) 990-4000 or at the following mailing address: 1277 Orleans Drive, Sunnyvale, California 94089, Attention: Investor Relations. If we receive such notification that the stockholder wishes to receive a separate Annual Report and Proxy Statement, we will promptly deliver such Annual Report and Proxy Statement. A separate proxy card is included in the materials for each stockholder of record. If you wish to update your participation in householding, you may contact your broker or the mailing agent, ADP Investor Communication Services, at 800-542-1061.

PROPOSAL ONE:

ELECTION OF DIRECTORS

QuickLogic’s Board of Directors is currently comprised of five (5) members, divided into three classes with overlapping three-year terms. As a result, a portion of our Board of Directors will be elected each year. E. Thomas Hart has been designated a Class III director whose term expires at the 2005 Annual Meeting of Stockholders. Donald P. Beadle and Michael J. Callahan have been designated Class I directors whose terms expire at the 2006 Annual Meeting of Stockholders. Arturo Krueger and Gary H. Tauss have been designated Class II directors whose terms expire at the 2007 Annual Meeting of Stockholders. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors. There are no family relationships between any of our directors or executive officers.

Nominee for Class III Director

One Class III director is to be elected at the Annual Meeting of Stockholders for a three-year term ending in 2008. Pursuant to action by the Board’s Nominating and Corporate Governance Committee, the Board of Directors has nominated E. Thomas Hart to be that Class III director. Unless otherwise instructed, the persons named in the enclosed proxy intend to vote proxies received by them for the reelection of Mr. Hart. QuickLogic expects that Mr. Hart will accept such nomination. In the event that Mr. Hart is unable or declines to serve as a director at the time of the Annual Meeting, proxies will be voted for a substitute nominee or nominees designated by the Nominating and Corporate Governance Committee of the Board of Directors. The term of office of the person elected as director will continue until such director’s term expires in 2008 or until such director’s successor has been elected and qualified or until his earlier death, resignation or removal.

Required Vote

The nominee receiving a plurality, or the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as a director. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect in the election of directors under Delaware law.

Recommendation of the Board of Directors

QUICKLOGIC’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A
VOTE “FOR” E. THOMAS HART AS DIRECTOR.

Directors and Nominee for Director

The following table sets forth information concerning the nominee for director, whose current term expires in 2005 and who is a Class III director.

Name	Age	Position
E. Thomas Hart	63	Chairman, President and Chief Executive Officer

E. Thomas Hart has served as our President, Chief Executive Officer and a member of our Board of Directors since June 1994, and as our Chairman since April 2001. Prior to joining QuickLogic, Mr. Hart was Vice President and General Manager of the Advanced Networks Division at National Semiconductor Corporation, a semiconductor manufacturing company, where he worked from September 1992 to June 1994. Prior to joining National Semiconductor, Mr. Hart was a private consultant from February 1986 to September 1992 with Hart Weston International, a technology-based management consulting firm. Prior experience includes senior level management responsibilities in semiconductor operations, engineering, sales and marketing with several companies including Motorola, Inc., an electronics provider, and National Semiconductor. Mr. Hart holds a B.S.E.E. from the University of Washington.

Incumbent Class I Directors Whose Terms Expire in 2006

Name	Age	Position
Donald P. Beadle	69	Director
Michael J. Callahan	69	Director

Donald P. Beadle has served as a member of our Board of Directors since July 1997. Since June 1994, Mr. Beadle has been President of Beadle Associates, a consulting firm. From October 1994 to December 1996, Mr. Beadle was a consultant for Asian business development at National Semiconductor Corporation. At National Semiconductor, he was Managing Director, Southeast Asia from 1993 until June 1994, Vice President of Worldwide Marketing and Sales, International Business Group from 1987 until 1993, and Managing Director, Europe from 1982 to 1986. Mr. Beadle was employed by National Semiconductor in executive sales and marketing positions for 34 years until June 1994, at which time he was Executive Vice President, Worldwide Sales and Marketing. Mr. Beadle serves on the Board of ASAT Holdings Limited, which files reports pursuant to the Securities and Exchange Act of 1934, as amended, and is a provider of semiconductor assembly and testing services. Mr. Beadle received his technical education at the University of Connecticut and the Bridgeport Institute of Engineering.

Michael J. Callahan has served as a member of our Board of Directors since July 1997. Since January 2004, Mr. Callahan has been the Chairman of Teknovus, Inc., a privately held company specializing in communications chipsets for subscriber access networks. From March 1990 through his semi-retirement in September 2000, Mr. Callahan served as Chairman of the Board, President and Chief Executive Officer of WaferScale Integration, Inc., a producer of peripheral integrated circuits. From 1987 to March 1990, Mr. Callahan was President of Monolithic Memories, Inc., a semiconductor manufacturing company. During this period Monolithic Memories became a subsidiary of Advanced Micro Devices, Inc., a semiconductor manufacturing company, where Mr. Callahan was Senior Vice President of Programmable Products. From 1978 to 1987, Mr. Callahan was employed by Monolithic Memories in various positions including Vice President of Operations and Chief Operating Officer. Prior to joining Monolithic Memories, he worked at Motorola Semiconductor for 16 years where he was Director of Research and Development as well as Director of Linear Operations. Mr. Callahan also serves on the Board of Virtual Silicon Technology, Inc., a supplier of semiconductor intellectual property (SIP) to manufacturers and designers of complex systems-on-chip. Mr. Callahan holds a B.S.E.E. from the Massachusetts Institute of Technology.

Incumbent Class II Directors Whose Terms Expire in 2007

Name	Age	Position
Arturo Krueger	65	Director
Gary H. Tauss	50	Director

Arturo Krueger has served as a member of our Board of Directors since September 2004. Mr. Krueger has more than 40 years of experience in systems architecture, semiconductor design and development, operations, marketing and technical as well as general management. Since February 2001, Mr. Krueger has been a consultant to OEM automobile manufacturers and to semiconductor companies serving the automotive and telecom markets. Mr. Krueger was Corporate Vice President and General Manager of Motorola’s Semiconductor Products Sector for Europe, Middle East and Africa (EMEA) from January 1998 until February 2001. Mr. Krueger was the Strategic and Technology/Systems advisor to the

President of Motorola’s Semiconductor Products Sector from 1996 until January 1998. In addition, Mr. Krueger was the Director of the Advanced Architectural and Design Automation Lab at Motorola. Mr. Krueger is a director of Austrianmicrosystems. He holds an M.S. in Electrical Engineering from the Institute of Technology in Switzerland, and has studied Advanced Computer Science at the University of Minnesota.

Gary H. Tauss has served as a member of our Board of Directors since June 2002. Since September 2002, Mr. Tauss has been President, Chief Executive Officer and a director of LongBoard, Inc., a provider of voice-over-IP infrastructure software solutions. From August 1998 until June 2002, Mr. Tauss was President, Chief Executive Officer and a director of TollBridge Technologies, Inc., a developer of voice-over-broadband products. Prior to co-founding TollBridge, Mr. Tauss was Vice President and General Manager of Ramp Networks, Inc., a provider of Internet security and broadband access products, with responsibility for engineering, customer support and marketing. Mr. Tauss earned both a B.S. and an M.B.A. at the University of Illinois.

Director Resignations

Alan B. Lefkof, whose term would have expired at the 2005 Annual Meeting, resigned from the Board of Directors effective November 12, 2004, as previously disclosed on a Form 8-K.

Henry C. Montgomery, whose term would have expired at the 2005 Annual Meeting, resigned from the Board of Directors effective October 15, 2004, as previously disclosed on a Form 8-K.

Board Meetings, Committees and Corporate Governance

The Board of Directors held a total of eight meetings during fiscal year 2004 and acted by unanimous written consent twice. The Board of Directors has determined that the Company’s current Directors meet the independence requirements of the Nasdaq National Market, with the exception of Mr. Hart.

It is the policy of the Board of Directors to have a separate meeting time for independent directors. During the last fiscal year, one executive session was held.

The standing committees of the Board of Directors include an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

We have written charters for the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee, copies of each are available on our website, free of charge, at www.quicklogic.com. You can also obtain copies of the charters, free of charge, by writing to us at 1277 Orleans Drive, Sunnyvale, California 94089.

Audit Committee

The Audit Committee, which currently consists of Michael J. Callahan, Arturo Krueger and Gary H. Tauss, held eight meetings in fiscal 2004. Mr. Callahan was appointed Chairman of the Audit Committee in October 2004. Each of the directors on the Audit Committee meets the independence requirements of the Nasdaq National Market. The Board of Directors has determined that Michael J. Callahan is an Audit Committee Financial Expert, as defined by Item 401(h) of Regulation S-K. Mr. Callahan is independent, as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

The Audit Committee has sole and direct authority to select, evaluate and compensate our independent registered public accounting firm, and it reviews and approves in advance all audit, audit related and non-audit services, and the related fees, provided by the independent registered public accounting firm (to the extent those services are permitted by the Securities Exchange Act of 1934, as amended). The Audit Committee meets with our management regularly to consider the adequacy of our internal controls and financial reporting process and the reliability of our financial reports to the public. The Audit Committee also meets with the independent registered public accounting firm and with our own appropriate financial personnel regarding these matters. The Audit Committee has established a Financial Information Integrity Policy, pursuant to which QuickLogic can receive, retain and treat employee complaints concerning questionable accounting, internal control,or auditing matters, or the reporting of fraudulent financial information. The Audit Committee examines the independence and performance of our independent registered public accounting firm. In addition, among its other responsibilities, the Audit Committee reviews our critical accounting policies, our annual and quarterly reports on Forms 10-K and 10-Q, and our earnings releases before they are published. The Audit Committee has a written charter, a copy of which is attached hereto as Appendix A. It is also available on our website, free of charge, at www.quicklogic.com under the heading “Investor Relations.”

Compensation Committee

The Compensation Committee, which currently consists of Donald P. Beadle, Arturo Krueger and Gary H. Tauss, held five meetings in fiscal 2004. Each of the directors on the Compensation Committee meets the independence requirements of the Nasdaq National Market. The purpose of the Compensation Committee is (i) to discharge the responsibilities of the Board of Directors relating to compensation of the Company’s directors, Chief Executive Officer and executive officers, (ii) to review and recommend to the Board of Directors compensation plans, policies and benefit programs, as well as approve individual executive officer compensation packages, and (iii) to approve the report on executive compensation required to be included in the Company’s annual proxy statement. The Compensation Committee’s duties also include administering QuickLogic’s stock option plans and employee stock purchase plan. The Compensation Committee has a written charter, which is available on our website, free of charge, at www.quicklogic.com under the heading “Investor Relations.”

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee, which currently consists of Donald P. Beadle, Michael J. Callahan, Arturo Krueger and Gary H. Tauss, was formed on January 21, 2004, and held four meetings in fiscal 2004. Messrs. Beadle and Krueger joined the committee in August 2004 and January 2005, respectively. Each of the directors on the Nominating and Corporate Governance Committee meets the independence requirements of the Nasdaq National Market. The purpose of the Nominating and Corporate Governance Committee is to (i) assist the Board of Directors by identifying, evaluating and recommending to the Board of Directors, or approving as appropriate, individuals qualified to be directors of QuickLogic for either appointment to the Board of Directors or to stand for election at a meeting of the stockholders; (ii) review the composition and evaluate the performance of the Board of Directors; (iii) review the composition and evaluate the performance of committees of the Board of Directors and recommend persons to be members of such committees; (iv) review conflicts of interest of members of the Board of Directors and corporate officers; and (v) review and recommend to the Board of Directors corporate governance principles. Other duties of the committee include overseeing the evaluation of management, succession planning and reviewing and monitoring the Company’s Code of Conduct and Ethics. The Nominating and Corporate Governance Committee has a written charter, which is available on our website, free of charge, at www.quicklogic.com under the heading “Investor Relations.” The Nominating and Corporate Governance Committee adopted our Corporate Governance Guidelines in December 2004, a copy of which is available on our website, free of charge, at www.quicklogic.com under the heading “Investor Relations.”

The Nominating and Corporate Governance Committee will regularly review the size and composition of the full Board of Directors and will consider the recommendations properly presented by qualified stockholders as well as recommendations from management, other directors and potentially search firms to attract top candidates to serve on the Board of Directors. Except as may be required by rules promulgated by the Nasdaq National Market or the Securities and Exchange Commission, there are no specific, minimum qualifications that must be met by each candidate for the Board of Directors, nor are there specific qualities or skills that are necessary for one or more of the members of the Board of Directors to possess. In evaluating the qualifications of the candidates, the committee will consider many factors, including character, judgment, independence, age, expertise, diversity of experience, length of service and other commitments, among others. The committee will evaluate such factors, among others, and will not assign any particular weighting or priority to any of these factors. While the committee has not established specific minimum qualifications for director candidates, the committee believes that candidates and nominees must reflect a Board of Directors that is predominantly independent and is comprised of directors who (i) are of high integrity, (ii) have qualifications that will increase the overall effectiveness of the Board of Directors and (iii) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to Audit Committee members.

It is the policy of the Nominating and Corporate Governance Committee to consider recommendations for candidates to the Board of Directors from stockholders holding no less than 1,000 shares of QuickLogic’s outstanding voting securities continuously for at least six (6) months prior to the date of the submission of the recommendation. Stockholders may suggest qualified candidates for director by writing to the Nominating and Corporate Governance Committee, care of the Chief Financial Officer, 1277 Orleans Drive, Sunnyvale, California, 94089 and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications and an explanation of the reasons why the stockholder believes this candidate is qualified for service on QuickLogic’s Board of Directors. The stockholder must also provide such other information about the candidate that would be required by the Securities and Exchange Commission rules to be included in a Proxy Statement. In addition, the stockholder must include the consent of the candidate and describe any arrangements or undertakings between the stockholder and the candidate regarding the nomination. The Nominating and Corporate Governance Committee will evaluate all stockholder-recommended candidates on the same basis as any other candidate. Our Nominating and Corporate Governance Committee Policies and Procedures for Director Candidates are posted on our website at www.quicklogic.com under the heading “Investor Relations.”

Other Committees and Participation

The Board of Directors has delegated to E. Thomas Hart, as the sole member of our Stock Option Committee, the authority to approve the grant to non-executive officer employees and other individuals of stock options in amounts less than or equal to 40,000 shares per grant, and to allocate options to purchase common stock to non-executive employees once these grants have been authorized in total by the Board of Directors or the Compensation Committee.

During June 2003, the Board of Directors elected a Settlement Committee comprised of Donald P. Beadle and Alan B. Lefkof. Mr. Lefkof has since resigned from the Board of Directors, and Gary Tauss was elected as a member of the Settlement Committee in December 2004. The Settlement Committee was established by the Board of Directors with the sole and full corporate power and authority to review the proposed settlement of the litigation entitled: In re Initial Public Offering Securities Litigation 21 MC 92 (SAS); In re QuickLogic Corporation Initial Public Offering Sec. Litig. (01 Civ. 9503), (the “Action”), and to decide whether the Company should enter into the proposed settlement. The Settlement Committee will remain in effect until the Action has been settled in its entirety. The Settlement Committee acted by unanimous written consent once in 2004 while Mr. Lefkof was still a board member.

During fiscal year 2004, no incumbent director, other than Mr. Chua, attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during their term as a director and (ii) the total number of meetings held by all committees of the Board of Directors on which such director served during their term on such committee. Mr. Chua attended 50% of the meetings of the Board of Directors in fiscal year 2004, which were held during his term as a director.

QuickLogic expects its directors to attend its annual meetings absent a valid reason, such as a schedule conflict. The April 2004 Annual Meeting of Stockholders was attended by all directors with the exception of Alan B. Lefkof.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee serves on or has served on the board of directors or compensation committee of another entity that has one or more members serving on our Board of Directors or Compensation Committee.

Stockholder Communications with the Board of Directors

The Nominating and Corporate Governance Committee of our Board has established a policy for stockholder communication with our Board of Directors. This policy, which is available on the investor relations portion of our web site, provides a process for stockholders to send communications to the Board. Stockholders may contact QuickLogic’s Board of Directors or any individual thereof, by writing, whether by mail or express mail, to: QuickLogic Corporation Board of Directors, 1277 Orleans Drive, Sunnyvale, California, 94089. Stockholders who wish to contact the Board of Directors or any member of the Audit Committee to report questionable accounting or auditing matters may do so by using this address and designating the communication as “Compliance Confidential.”

Code of Conduct and Ethics

QuickLogic adopted a Code of Conduct and Ethics applicable to all directors, officers and employees on February 12, 2004. The Code covers topics including, but not limited to, financial reporting, conflicts of interest, confidentiality of information, compliance with laws and regulations and the code of ethics for our Chief Executive Officer, Chief Financial Officer and controllers. A copy of the Code of Conduct and Ethics is posted on our website at www.quicklogic.com under the heading “Investor Relations.” To date, there have been no waivers under our Code of Conduct and Ethics. We will post any waivers, if and when granted, on our website at www.quicklogic.com under the heading “Investor Relations.”

Director Compensation

Our non-employee directors are reimbursed for out-of-pocket expenses incurred in connection with attending Board of Directors and committee meetings, but are not compensated for their services as members of the Board of Directors. Non-employee directors are also eligible to receive grants of stock options pursuant to the terms of our 1999 Stock Plan. During fiscal 2004, the Board of Directors made the following grants of stock options to non-employee directors:

Name	Number of Securities Underlying Options Granted	Exercise Price Per Share	Expiration Date
Donald P. Beadle	7,000	$2.85	July 13, 2014
Michael J. Callahan	10,000	2.85	July 13, 2014
Alan B. Lefkof(1)	10,000	2.85	July 13, 2014
Henry C. Montgomery(1)	10,000	2.85	July 13, 2014
Arturo Krueger	35,000	2.48	September 30, 2014
Gary H. Tauss	7,000	2.85	July 13, 2014

(1)          Messrs. Lefkof and Montgomery resigned from the Board of Directors. Options held by Mr. Lefkof and Mr. Montgomery expired three months following their resignation as directors under the terms of the 1999 Stock Plan.

The options granted to Messers. Callahan, Lefkof and Montgomery included 3,000 shares for their service on our Audit Committee.

The options granted to new non-employee directors generally vest 25% one year after the vesting commencement date and 1/48th per full month of service thereafter. The options granted to incumbent directors generally vest monthly over a one-year period. The exercise price is equal to the closing price of QuickLogic’s common stock as listed on the Nasdaq National Market on the date of grant.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, officers and beneficial owners of more than 10% of our common stock to file with the Securities and Exchange Commission initial reports of ownership on Form 3 and reports of changes in ownership of our common stock and other equity securities on Form 4 or 5. Based solely on our review of the copies of such reports received by us or written representations from reporting persons, we believe that during the fiscal year ended December 31, 2004, our officers, directors and holders of more than 10% of our common stock complied with all Section 16(a) filing requirements.

PROPOSAL TWO:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers, an independent registered public accounting firm, to audit QuickLogic’s consolidated financial statements for the fiscal year ending December 31, 2005 and, as a matter of good corporate governance, seeks ratification of such appointment. In the event of a negative vote on such ratification, the Audit Committee will reconsider its appointment.

Representatives of PricewaterhouseCoopers are expected to be present at the 2005 Annual Meeting of Stockholders, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Fees billed to QuickLogic by PricewaterhouseCoopers during Fiscal 2004

PricewaterhouseCoopers, the Company’s independent registered public accounting firm, billed QuickLogic for the following professional services:

	Years Ended December 31,
	2004	2003
Audit fees	$539,100	$185,500
Tax fees	$66,500	$77,900
All other fees	$10,700	$13,700

The Audit Committee pre-approved all services and fees provided by PricewaterhouseCoopers during the year ended December 31, 2004 and has concluded that the provision of these services is compatible with their independence.

Descriptions of fees billed are as follows:

Audit Fees

Audit fees in fiscal 2004 consist of the aggregate fees for professional services rendered by PricewaterhouseCoopers for the audit of QuickLogic’s consolidated financial statements and internal controls and its limited reviews of QuickLogic’s unaudited condensed consolidated interim financial statements as of and for the year ended December 31, 2004. Audit fees in 2003 consist of the aggregate fees for professional services rendered by PricewaterhouseCoopers for the audit of QuickLogic’s consolidated financial statements and its limited reviews of QuickLogic’s unaudited condensed consolidated interim financial statements as of and for the year ended December 31, 2003. Audit fees for fiscal 2004 increased to $539,100 from $185,500 for the prior fiscal year due to increased expenses related to compliance with the Sarbanes-Oxley Act of 2002, expanded audit requirements and increased hourly rates.

Audit Related Fees

Audit related fees would consist of the aggregate fees for assurance and related services by PricewaterhouseCoopers not included in audit fees that are reasonably related to the performance of the audit or review of QuickLogic’s consolidated financial statements and its limited reviews of QuickLogic’s unaudited condensed consolidated interim financial statements as of and for the years ended December 31, 2004 and 2003. QuickLogic incurred no audit related fees for the years ended December 31, 2004 and 2003.

Tax Fees

Tax fees consist of the aggregate fees for professional services rendered by PricewaterhouseCoopers for tax compliance, tax advice, and tax planning for the years ended December 31, 2004 and 2003.

All Other Fees

All other fees consist of the aggregate fees for professional services rendered by PricewaterhouseCoopers other than those described above for the years ended December 31, 2004 and 2003. In fiscal 2004 and 2003, the fees were for corporate matters related to our international operations.

Pursuant to the Audit Committee Charter, the Audit Committee must pre-approve all audit and non-audit services, and the related fees, provided to QuickLogic by our independent registered public accounting firm, or subsequently approve non-audit services in those circumstances where a subsequent approval is necessary and permissible under the Securities Exchange Act of 1934 or the rules of the Securities and Exchange Commission. The Audit Committee pre-approved these services and fees regularly throughout the year.

Required Vote

The affirmative vote of the holders of a majority of the votes cast will be required to ratify the appointment of PricewaterhouseCoopers as QuickLogic’s independent registered public accounting firm for the fiscal year ending December 31, 2005.

Recommendation of the Audit Committee of the Board of Directors

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS AS QUICKLOGIC’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005.

REPORT OF THE AUDIT COMMITTEE

This section shall not be deemed to be “soliciting material,” or to be “filed” with the Securities and Exchange Commission, is not subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of QuickLogic under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, regardless of date or any other general incorporation language in such filing.

In accordance with the revised written charter adopted by the Audit Committee on December 20, 2004, the Audit Committee of the Board consists of three members and operates under such written charter.

Membership of the Audit Committee

Until October 2004, the Audit Committee consisted of Michael J. Callahan, Alan B. Lefkof and Henry C. Montgomery. In October 2004, Mr. Montgomery ceased to serve on the Audit Committee, Gary H. Tauss was added and Mr. Callahan was appointed Chairman of the Audit Committee. In November 2004, Mr. Lefkof ceased to serve on the Audit Committee and Arturo Krueger was added. Messrs. Callahan, Krueger and Tauss have been determined by our Board to be independent according to SEC rules and the Nasdaq National Market’s listing standards.

Audit Committee Financial Expert

As required by the Sarbanes-Oxley Act of 2002, our Board has determined that one member of our Audit Committee, Mr. Callahan, has the qualifications to be our “Audit Committee Financial Expert” as defined in the SEC’s rules and regulations and also meets the standards of independence adopted by the SEC and the Nasdaq National Market for membership on an audit committee.

Role of the Audit Committee

Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Our independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States. Our responsibility is to monitor and review these processes, to provide our Board with the results and recommendations derived from this monitoring and to select, appoint for ratification by the Company’s stockholders, and compensate the independent registered public accounting firm. However, we are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing, including with respect to the registered public accounting firm’s independence. We rely, without independent verification, on the information provided to us and on the representations made by management and the independent registered public accounting firm.

The Audit Committee held eight meetings during 2004. The meetings were designed to, among other things, facilitate and encourage communication among the Audit Committee, management and QuickLogic’s independent registered public accounting firm, PricewaterhouseCoopers. We discussed with PricewaterhouseCoopers the overall scope and plans for their audits. We met with PricewaterhouseCoopers, with and without management present, to discuss the results of their examinations and their evaluation of QuickLogic’s internal controls.

The purpose of the Audit Committee is to fulfill the Board’s oversight responsibilities relating to our corporate accounting and reporting practices, the quality and integrity of our financial reports, compliance with laws, the maintenance of ethical standards and effective internal controls. During the meetings held in 2004 and thereafter, the Audit Committee reviewed and discussed, among other things:

•       results of the 2004 independent audit of the financial statements and review of the Annual Report on Form 10-K and proxy statement;

•       issues regarding accounting, administrative and operating matters noted during the 2004 audit;

•       new requirements and responsibilities for audit committees;

•       QuickLogic’s significant policies for accounting and financial reporting and the status and anticipated effects of changes in those policies, including revenue recognition;

•       the quarterly and annual procedures performed by our independent registered public accounting firm, PricewaterhouseCoopers;

•       consider the adequacy of our internal controls and financial reporting process and the reliability of our financial reports to the public;

•       the ability and responsibility to institute special investigations, if necessary, and obtain advice and assistance from independent outside legal, accounting or other services, with funding from the Company;

•       the quarterly consolidated unaudited financial statements and filings with the SEC; and

•       other matters concerning QuickLogic’s accounting, financial reporting, conflicts of interest and internal controls.

Review of QuickLogic’s Audited Financial Statements for the Fiscal Year Ended December 31, 2004

The Audit Committee reviewed and discussed the 2004 audited financial statements with management and the independent registered public accounting firm. Specifically, the Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61. In addition, the Audit Committee discussed with the independent registered public accounting firm the firm’s independence from management and QuickLogic, including the matters covered by the letter to QuickLogic from the independent registered public accounting firm required by Independence Standards Board Standard No. 1.

In March 2005, the Audit Committee reviewed QuickLogic’s audited financial statements and footnotes for inclusion in QuickLogic’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004. Based on this review and prior discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board that QuickLogic’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2004 for filing with the SEC.

MEMBERS OF THE AUDIT COMMITTEE

Michael J. Callahan, Chairman (Chairman since October 2004)
Arturo Krueger (member since November 2004)
Gary H. Tauss (member since October 2004)

Alan B. Lefkof was a member of the Audit Committee until his resignation as a director of QuickLogic on November 12, 2004. Henry C. Montgomery was a member of the Audit Committee until his resignation as a director of QuickLogic on October 15, 2004.

OTHER INFORMATION

Equity Compensation Plan Information

The following table sets forth certain information as of the end of the most recently completed fiscal year with respect to compensation plans (including individual compensation arrangements) under which equity securities of the registrant are authorized for issuance, aggregated as follows:

i.                   All compensation plans previously approved by security holders; and

ii.               All compensation plans not previously approved by security holders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance(2)
Equity compensation plans approved by security holders(1)	8,887,732	$5.48	7,875,610
Equity compensation plans not approved by security holders	—	—	—
Total	8,887,732	$5.48	7,875,610

(1)          This reflects our 1989 Stock Option Plan, 1999 Stock Plan and 1999 Employee Stock Purchase Plan. The 1999 Stock Plan has an annual evergreen increase of up to 5% of the Company’s outstanding shares. The 1999 Employee Stock Purchase Plan has an annual evergreen increase of up to 4% of the Company’s outstanding shares.

(2)          This number includes 4,010,101 shares available for future issuance under our stock option plans and 3,865,509 shares available for future issuance under our Employee Stock Purchase Plan.

Security Ownership

The following table sets forth certain information regarding our common stock beneficially owned as of February 28, 2005 by (i) each person who is known by QuickLogic to own beneficially more than 5% of QuickLogic’s common stock, (ii) each director of QuickLogic, (iii) each of the named executive officers listed in the Summary Compensation Table and (iv) all directors and executive officers of QuickLogic as a group. Shares of common stock subject to options that are exercisable within 60 days of February 28, 2005 are deemed to be outstanding and beneficially owned by the person holding the option for the purpose of computing the percentage of ownership for that person but are not treated as outstanding for the purpose of computing the beneficial ownership of any other person. This table is based on information provided to QuickLogic or filed with the Securities and Exchange Commission by QuickLogic’s directors, executive officers and principal stockholders. Unless otherwise indicated in the footnotes below, and subject to community property laws where applicable, each of the named persons has sole voting and investment power with respect to the shares shown as beneficially owned.

Unless otherwise indicated, the address for each stockholder listed in the following table is c/o QuickLogic Corporation, 1277 Orleans Drive, Sunnyvale, California 94089. Applicable percentage ownership in the following table is based on 26,402,318 shares of common stock outstanding as of February 28, 2005.

	Shares Beneficially Owned
Name of Beneficial Owner	From Options(1)	Total Number(2)	Percent
Kopp Investment Advisors, LLC(3)	—	3,307,780	12.53%
7701 France Ave South, Suite 500
Edina, MN 55435
State of Wisconsin Investment Board(4)	—	2,197,500	8.32%
P.O. Box 7842 Madison, WI 53707
Dimensional Fund Advisors Inc.(5)	—	1,460,303	5.53%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401
E. Thomas Hart	1,568,353	1,873,261	6.70%
Donald P. Beadle	97,208	104,708	*
Michael J. Callahan	84,124	84,124	*
Arturo Krueger(6)	—	—	—
Gary H. Tauss	32,478	32,478	*
Carl M. Mills	167,184	207,506	*
Timothy Saxe	349,998	349,998	1.31%
Jeffrey D. Sexton	199,164	208,945	*
Reynold W. Simpson	526,515	526,515	1.96%
Arthur O. Whipple(7)	316,229	328,904	1.23%
All executive officers and directors as a group (10 persons)	3,341,253	3,716,439	12.49%

*                    Less than 1% of the outstanding common stock.

(1)          This column includes shares issuable pursuant to options exercisable within 60 days of February 28, 2005, which is April 29, 2005.

(2)          This column consists of outstanding shares plus the options set forth in the previous column.

(3)          Based on information contained in the Schedule 13G/A which was filed on behalf of Kopp Investment Advisors, LLC, Kopp Holding Company, LLC, Kopp Holding Company, LeRoy C. Kopp and Kopp Emerging Growth Fund pursuant to Section 13 of the Securities and Exchange Act of 1934, as amended, on January 27, 2005.

(4)          Based on information contained in the Schedule 13G/A which was filed by this stockholder pursuant to Section 13 of the Securities and Exchange Act of 1934, as amended, on February 8, 2005.

(5)          Based on information contained in the Schedule 13G which was filed by this stockholder pursuant to Section 13 of the Securities and Exchange Act of 1934, as amended, on February 9, 2005.

(6)          Arturo Krueger became a director on September 8, 2004.

(7)          Mr. Whipple was an executive officer of the Company until May 14, 2004 and now serves in a non-executive role assisting the management team.

Executive Compensation

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation paid during the last three fiscal years to (i) our Chief Executive Officer, (ii) the next four most highly compensated executive officers, and (iii) an individual for whom disclosure would have been provided pursuant to (ii) above but for the fact that such individual was not serving as an executive officer of QuickLogic as of December 31, 2004.

				Long-Term
				Compensation
				Awards
				Securities
	Fiscal	Annual Compensation		Underlying	All Other
Name and Principal Position	Year	Salary(1)	Bonus	Options	Compensation(2)
E. Thomas Hart	2004	$497,691	—	240,000	$13,708
Chairman, President and	2003	487,682	—	—	13,200
Chief Executive Officer	2002	442,864	—	350,000	13,200
Reynold W. Simpson	2004	298,492	—	100,000	9,346
Senior Vice President,	2003	291,938	—	—	9,000
Operations	2002	263,719	—	150,000	9,000
Jeffrey D. Sexton	2004	248,666	—	65,000	9,346
Vice President, Worldwide Sales	2003	243,190	$7,000	—	9,000
and Marketing	2002	229,436	—	110,000	9,000
Timothy Saxe	2004	239,737	—	100,000	9,346
Vice President, Engineering	2003	234,287	—	—	9,000
	2002	215,073	—	200,000	9,000
Carl M. Mills(3)	2004	209,461	—	75,000	9,346
Vice President, Finance and	2003	209,888	—	—	9,000
Chief Financial Officer	2002	67,500	—	200,000	3,462
Arthur O. Whipple(4)	2004	229,020	—	—	9,346
Vice President of Business	2003	212,435	—	—	9,000
Development	2002	192,563	—	75,000	9,000

(1)          Salaries include base and variable components. Please see Compensation Committee report for more details.

(2)          The Company provides the named executive officers with certain group life, health, medical and other non-cash benefits generally available to all salaried employees, which are not included in this column pursuant to SEC rules. The amounts shown in this column include automobile allowance.

(3)          Mr. Mills joined QuickLogic in August 2002.

(4)          Mr. Whipple was an executive officer of the Company until May 14, 2004 and now serves in a non-executive role assisting the management team.

Options Granted and Options Exercised in the Last Fiscal Year

Options to purchase shares that were granted to executive officers during 2004 generally vest at the rate of 1/24th per full month of service following the date of grant. Options have a term of ten years but may terminate before their expiration dates if the optionee’s status as an employee is terminated or upon the optionee’s death or disability.

The following table sets forth certain information with respect to stock options granted during 2004 to each of the executive officers named in the Summary Compensation Table.

Option Grants in Last Fiscal Year

	Individual Grants
	Number of Securities Underlying Options	Percent of Total Options Granted to Employees in Fiscal	Exercise Price	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Granted	Year	Per Share	Date	5%	10%
E. Thomas Hart	240,000	18.22%	$2.75	October 27, 2014	$414,927	$1,051,423
Reynold W. Simpson	100,000	7.59%	3.00	May 25, 2014	188,603	477,920
Jeffrey D. Sexton	65,000	4.93%	3.00	May 25, 2014	122,592	310,648
Timothy Saxe	100,000	7.59%	3.00	May 25, 2014	188,603	477,920
Carl M. Mills	25,000	1.90%	2.85	July 13, 2014	44,793	113,506
	50,000	3.80%	3.00	May 25, 2014	94,302	238,960

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR END OPTION VALUES

The following table sets forth certain information concerning the number and value of unexercised options held by each of the named executive officers and Mr. Whipple at the end of our fiscal year.

The value of “In-the-Money” stock options is based on $2.84 per share, the closing price at the end of our fiscal year, less the exercise price multiplied by the aggregate number of shares underlying the option.

	Shares Acquired on	Value	Number of Securities Underlying Unexercised Options at December 31, 2004		Value of Unexercised In-the-Money Options at December 31, 2004
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
E. Thomas Hart	191,667	$460,001	1,459,603	447,084	$316,468	$91,800
Reynold W. Simpson	—	—	478,493	173,025	18,000	18,000
Jeffrey D. Sexton	—	—	166,666	133,334	21,600	21,600
Timothy Saxe	—	—	295,832	204,168	36,000	36,000
Carl M. Mills	—	—	138,020	136,980	44,948	32,552
Arthur O. Whipple	—	—	308,939	41,146	14,135	12,365

Change of Control Agreements

Prior to 2004, QuickLogic entered into change of control severance agreements with Messrs. Hart, Saxe, Sexton, Simpson, Mills and Whipple. In December 2004, these agreements were reviewed by the Compensation Committee of the Board of Directors, and amended by the Board of Directors. The agreements provide that if there is a change of control of QuickLogic and such executive officers’ employment with the Company terminates as a result of an “Involuntary Termination” within three months prior to or twelve months following the change of control, QuickLogic will provide the following to the executive officer:

•       A cash payment equal to 100% of his annual compensation (including 100% of the variable compensation and target bonus for the year) plus 100% of any bonus declared prior to the date of any such termination except that Mr. Hart’s agreement provides a cash payment equal to 200% of his annual compensation;

•       The same level of benefits, including but not limited to health, dental and vision coverage, as in effect on the day before such termination, for a period which is the lesser of (i) the date he is no longer eligible to receive continuation coverage pursuant to COBRA, or (ii) twelve months following the date of any such termination, except that Mr. Hart’s agreement provides for twenty-four months; and

•       Full acceleration of all unvested stock options.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee of the Board of Directors at the end of fiscal 2004 were Messrs. Beadle, Krueger and Tauss. All members are independent directors. No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

Performance Graph

The following graph compares the cumulative total return to stockholders of our common stock from December 31, 1999 to December 31, 2004 to the cumulative total return over such period of (i) the S&P 500 Index and (ii) the S&P Semiconductors Index. The graph assumes that $100 was invested on December 31, 1999 in QuickLogic’s common stock at its initial public offering price of $10.00 per share and in each of the other two indices and the reinvestment of all dividends, if any.

The information contained in the Performance Graph shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that QuickLogic specifically incorporates it by reference into any such filing. The graph is presented in accordance with SEC requirements. Stockholders are cautioned against drawing any conclusions from the data contained therein, as past results are not necessarily indicative of future performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG QUICKLOGIC CORPORATION, THE S & P 500 INDEX
AND THE S & P SEMICONDUCTORS INDEX

* $100 invested on 12/31/99 in stock or index-including reinvestment of dividends.  Fiscal year ending December 31.

Copyright © 2002, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved.
www.researchdatagroup.com/S&P.htm

REPORT OF THE COMPENSATION COMMITTEE
REGARDING EXECUTIVE COMPENSATION

This section shall not be deemed to be “soliciting material,” or to be “filed” with the Securities and Exchange Commission, is not subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of QuickLogic under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, regardless of date or any other general incorporation language in such filing.

REPORT OF THE COMPENSATION COMMITTEE

Decisions regarding the compensation of QuickLogic’s executive officers and directors are made by the Compensation Committee. The Compensation Committee is comprised of three independent directors, Donald P. Beadle, Arturo Krueger and Gary H. Tauss. The Compensation Committee reviews and sets the compensation for the Chief Executive Officer and the directors of the Company, and approves QuickLogic’s executive compensation and benefit programs. The role of the Compensation Committee is to approve salaries, benefits and other compensation for the executive officers of QuickLogic and to administer the Company’s stock plans. The Compensation Committee approves all stock option grants to executive officers, all executive officer planned salaries, cash bonus payments to executive officers and stock option grants to employees.

QuickLogic’s executive pay programs are designed to attract and retain executives who will contribute to QuickLogic’s long-term success, to mesh executive and stockholder interests through the use of stock options and to provide a compensation program that is directly linked to the performance of the Company, to individual contribution and that links executive reward to stockholder return.

General Compensation Policy

QuickLogic’s 2004 executive compensation programs seek to accomplish several major goals:

•       To attract and retain highly qualified executive officers by offering overall compensation that is competitive with that offered for comparable positions in comparable companies in the high-technology industry;

•       To provide a compensation program that recognizes individual contributions and Company performance; and

•       To align the interests of executive officers with the long-term interests of stockholders through participation in QuickLogic’s stock option plan.

The achievement of these goals is based on a mix of compensation elements, as described below.

Salary

The Compensation Committee met five times in 2004. These meetings included the review and approval of each executive officer’s compensation package. When reviewing salaries, the Compensation Committee considers the following factors: business conditions, competitive pay practices, individual performance against goals, levels of responsibility, breadth of knowledge and prior experience. The relative importance of these factors varies, depending on the particular individual whose salary is being reviewed. To provide the Compensation Committee with more information for making compensation comparisons, QuickLogic provides the Compensation Committee with Radford survey information of compensation for a group of participating companies whose revenues total under $50 million, as well as those whose revenues range from $50 million to $199 million. The Compensation Committee concluded that 2004 executive compensation needed no adjustment. During 2004, the Compensation Committee reviewed and approved target salaries between $210,000 and $300,000 for executives other than our Chief Executive Officer. The Compensation Committee’s objective in setting salaries is generally to pay salaries at a level roughly comparable to the median for companies with which QuickLogic competes for personnel. For 2004, the Compensation Committee has determined that the most effective means of compensation are salaries, consisting of fixed and variable portions, bonuses and long-term incentives through the use of QuickLogic’s stock option plan. Generally, executive salaries are divided into fixed and variable portions. A substantial portion of each executive’s total compensation is intended to be variable and to relate to, and be contingent upon, performance. The variable portion is approximately 30% of planned salary compensation for each executive officer. During 2004, the variable portion was weighted 60% on performance to Company revenue objectives, 25% on performance to Company profit objectives and 15% on individual management objectives. The CEO is responsible for determining whether the executives have met their respective management objectives. During 2004, the Compensation Committee did not change the cash compensation arrangements of executive officers and, as a result, there were no significant changes in executive officer cash compensation arrangements from 2003 to 2004.

Stock Options

QuickLogic’s stock option plans are designed to provide its executives and employees with an opportunity to share, along with its stockholders, in QuickLogic’s long-term performance. Initial grants of stock options are generally made to eligible executives and employees upon commencement of employment, with additional grants being made periodically based on performance or following a significant change in job responsibilities, scope or title. Stock options under the stock option plans generally vest over a four-year period and expire ten years from the date of grant. During 2004, additional grants made to employees and executive officers generally vested over a two-year period. The exercise price of our options is usually 100% of the fair market value of the common stock on the date of grant. The Board of Directors has delegated the authority to the Compensation Committee to grant stock options to all employees and executive officers, and has delegated the authority to the Stock Option Committee to grant options to employees other than executive officers. Guidelines for the number of stock options for each participant under the option plans are generally determined by the Compensation Committee or the Stock Option Committee. Initial stock option grants to executive officers are negotiated as part of their offer letter, and subsequent renewal grants are determined based upon levels of responsibility, individual performance and competitive compensation practices. The Compensation Committee believes the existing grants and vesting schedules currently align the executive officers’ objectives with those of QuickLogic’s stockholders.

The Compensation Committee approved, pursuant to Section 3 of the 1999 Stock Plan, the 2005 annual evergreen increase to the 1999 Stock Plan equal to 5% of the Company’s then outstanding shares. It also prospectively approved, pursuant to Section 13 of the 1999 Employee Stock Purchase Plan (“ESPP”), the 2005 annual evergreen increase to the ESPP equal to 4% of the Company’s then outstanding shares.

CEO Compensation

Mr. Hart’s cash compensation arrangement did not change between 2003 and 2004. Mr. Hart’s 2004 aggregate cash compensation was $497,691, an increase of approximately $10,000 over 2003 due to an extra bi-weekly pay period during 2004.

The Compensation Committee has reviewed all components of the CEO’s compensation, including salary, bonus, equity, stock options, insurance benefits, which are generally the same benefits offered to all employees, and the obligations under QuickLogic’s change of control severance agreement with Mr. Hart.

Based on this review, the Compensation Committee found Mr. Hart’s total compensation (and, in the case of the change of control severance agreement, potential payout) in the aggregate to be reasonable and not excessive. It should be noted that when the Compensation Committee considers any component of the CEO’s total compensation, the aggregate amounts and mix of all the components, including accumulated (realized and unrealized) option gains are taken into consideration in the Compensation Committee’s decisions.

Fiscal year 2004 was a year of significant accomplishment for QuickLogic both with respect to product development and business activities. QuickLogic achieved approximately $44.6 million in revenues during 2004, representing a 6% growth from 2003 to 2004. Throughout 2004, Mr. Hart has strived to ensure that QuickLogic’s assets were utilized effectively and to their best advantage while continuing to optimally manage QuickLogic’s financial resources. Mr. Hart’s compensation during 2004 reflects his leadership, management and the achievements of QuickLogic during 2004.

Other

Other elements of executive compensation include company-wide medical, life and disability insurance benefits and the ability to defer compensation pursuant to a 401(k) plan. The other elements of executive compensation are generally the same as for all employees.

Compliance with Internal Revenue Code Section 162(m)

Under Section 162(m) of the Internal Revenue Code of 1986, as amended, and regulations adopted thereunder by the Internal Revenue Service, publicly held companies may be precluded from deducting certain compensation paid to certain executive officers in excess of $1 million in a year. The regulations exclude from this limit performance-based compensation and stock options provided certain requirements, such as stockholder approval, are satisfied. Exceptions to this deductibility limit may be made for various forms of “performance-based” compensation. The cash compensation of each of the named executive officers is below the $1 million threshold. The Compensation Committee believes that any options granted to executive officers on or before April 22, 2003 under the Stock Plan are exempt from the deduction limitations of Section 162(m). The Compensation Committee believes that the potential income tax deduction for options granted to executive officers after April 22, 2003 could cause total compensation for an executive officer to exceed the $1 million threshold, but that the Company’s has sufficient NOL carryforwards to reduce the potential tax liability. QuickLogic’s desire is to qualify, to the extent reasonable, its executive officers’ compensation for deductibility under applicable tax laws. However, the Compensation Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary for QuickLogic’s success. Consequently, the Compensation Committee recognizes that the loss of a tax deduction may be necessary in some circumstances.

Transition of Employment Agreement

During 2004, the Company and Mr. Whipple entered into a Transition and Release Agreement. Under the agreement, Mr. Whipple ceased serving as an executive officer of the Company on May 14, 2004, agreed to serve in a non-executive role assisting the management team and had certain rights under his stock option agreement modified. Mr. Whipple was eligible to continue receiving his target compensation and certain employee health benefits until December 31, 2004. At the December 2004 and January 2005 Compensation Committee meetings, the Compensation Committee discussed and approved the retention of Mr. Whipple as a part-time employee through June 2005 to assist the management team in certain specified areas, the payment of Mr. Whipple at his target compensation rate, prorated for service performed, and the payment of benefit premiums on Mr. Whipple’s behalf.

The foregoing report has been submitted by the undersigned in our capacity as members of the Compensation Committee of QuickLogic’s Board of Directors.

MEMBERS OF THE COMPENSATION COMMITTEE

Donald P. Beadle (Chairman until September 2004)
Arturo Krueger (member since November 2004)
Gary H. Tauss (Chairman since September 2004)

Alan B. Lefkof was a member of the Compensation Committee until his resignation as a director of QuickLogic on November 12, 2004.

Other Matters

At this time the Board of Directors knows of no other matters that may be brought before the meeting. However, if any other matters are properly brought before the meeting, the proxy holders named in the accompanying proxy intend to vote the proxies on such matters in accordance with their best judgment.

For the Board of Directors,

E. Thomas Hart
Chairman, President and Chief Executive Officer

Sunnyvale, California
March 17, 2005

APPENDIX A

QUICKLOGIC CORPORATION

CHARTER FOR THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

PURPOSE:

The purpose of the Audit Committee of the Board of Directors of QuickLogic Corporation (the “Company”) shall be:

•       To provide oversight and monitoring of Company management and the independent registered public accounting firm and their activities with respect to the Company’s financial reporting process;

•       To provide the Company’s Board of Directors with the results of its monitoring and recommendations derived therefrom;

•       To select the independent registered public accounting firm to audit the Company’s financial statements and where appropriate to appoint such independent registered public accounting firm for ratification by the shareholders in any proxy statement; and

•       To provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters that require the attention of the Board of Directors.

The Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

MEMBERSHIP:

The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors and will consist of at least three members of the Board of Directors. The members will meet the following criteria:

•       Each member will be an independent director, in accordance with the applicable rules of the Nasdaq National Market (“Nasdaq”) and the Securities and Exchange Commission (“SEC”);

•       Each member shall be able to read and understand fundamental financial statements applicable to the Company, at the time of their appointment, in accordance with the applicable rules of Nasdaq and federal laws;

•       No member may have participated in the preparation of the financial statements of the Company or any of the Company’s current subsidiaries at any time during the past three years; and

•       At least one member shall be, in the judgment of the Board of Directors, an Audit Committee Financial Expert, in accordance with the applicable rules of the SEC, and at least one member shall have accounting or related financial management expertise in accordance with the applicable rules of Nasdaq.

RESPONSIBILITIES:

The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee or the Board of Directors may amend them as appropriate. The responsibilities of the Audit Committee shall include:

•       Providing oversight and monitoring of Company management and the independent registered public accounting firm and their activities with respect to the Company’s financial reporting process;

•       Reviewing with management and the independent registered public accounting firm on a continuing basis significant accounting policies and practices, disclosure controls and procedures, the adequacy of the Company’s system of internal controls, including any significant deficiencies or other matters reported to the Audit Committee by management or the independent registered public accounting firm;

•       Discussing with management and the independent registered public accounting firm judgments made in preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles;

•       Direct responsibility for appointing, compensating, retaining, overseeing and terminating when appropriate the work of the independent registered public accounting firm (including resolving disagreements between management and the independent registered public accounting firm regarding financial reporting);

•       Reviewing the independent registered public accounting firm’s proposed audit scope, approach and independence;

•       Pre-approving all audit and non-audit services provided to the Company by the independent registered public accounting firm (or subsequently approving non-audit services in those circumstances where a subsequent approval is necessary and permissible) and the fees related to these services;

•       Reviewing the performance of the independent registered public accounting firm, who shall report directly to the Audit Committee;

•       Requesting from the independent registered public accounting firm a formal written statement delineating all relationships between the independent registered public accounting firm and the Company, consistent with Independent Standards Board Standard No. 1, and engaging in a dialogue with the independent registered public accounting firm with respect to any disclosed relationships or services that may impact the objectivity and independence of the firm;

•       Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent registered public accounting firm;

•       Directing the Company’s independent registered public accounting firm to review, before filing with the SEC, the Company’s interim financial statements included in Quarterly Reports on Form 10-Q using professional standards and procedures for conducting such reviews;

•       Discussing with the Company’s independent registered public accounting firm the matters required to be discussed by Statement on Accounting Standard No. 61 and Statement on Accounting Standard No. 71, as modified or supplemented;

•       Reviewing with management and the independent registered public accounting firm, before release, the audited financial statements and Management’s Discussion and Analysis in the Company’s Annual Report on Form 10-K and the unaudited interim financial statements in the Company’s Quarterly Report on Form 10-Q (management may facilitate the communication between the Audit Committee and the independent registered public accounting firm). The Audit Committee shall make a recommendation to the Board of Directors as to whether the Company’s audited financial statements should be included in the Company’s Annual Report on Form 10-K;

•       Reviewing with management, before release, the Company’s earnings release and financial information and earnings guidance;

•       Reviewing management’s monitoring of compliance with the Company’s standards of business conduct and with the Foreign Corrupt Practices Act;

•       Reviewing, in conjunction with counsel, legal compliance matters, including corporate securities lending policies, and any legal matters that could have a significant impact on the Company’s financial statements;

•       Providing oversight and review at least annually of the Company’s risk management policies, including an annual review of its investment policies;

•       Instituting special investigations, if necessary, with full access to all books, records, facilities and personnel of the Company and, as appropriate, obtaining advice and assistance from independent outside legal, accounting or other advisors. The Audit Committee shall have the sole authority to retain and terminate any such advisor, including the sole authority to approve fees and other retention items. The Audit Committee shall also have authority to obtain advice and assistance from any officer or employee of the Company;

•       Reviewing and approving in advance any related party transactions;

•       Establishing procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•       Providing a report in the Company’s Proxy Statement in accordance with the requirements of Item 306 of Regulation S-K and Item 7(e)(3) of Schedule 14A;

•       Overseeing compliance with the requirements of the SEC for disclosure of the independent registered public accounting firm’s services and Audit Committee members, member qualifications and activities;

•       Establishing a policy that pertains to hiring the independent registered public accounting firm’s employees or former employees;

•       Reviewing the Audit Committee’s own charter, structure, processes and membership requirements at least annually; and

•       Performing such other duties as may be requested by the Board of Directors.

MEETINGS:

The Audit Committee will meet at least quarterly. The Audit Committee may establish its own schedule of regular meetings, which it will provide to the Board of Directors. The Audit Committee will meet separately with the independent registered public accounting firm at least quarterly, as well as with members of the Company’s management as it deems appropriate.

MINUTES:

The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

REPORTS:

Apart from the report prepared pursuant to Item 306 of Regulation S-K and Item 7(e)(3) of Schedule 14A, the Audit Committee will summarize its examinations and recommendations to the Board from time to time as may be appropriate.

COMPENSATION:

Members of the Audit Committee shall receive such fees, if any, for their service as Audit Committee members as may be determined by the Board of Directors in its sole discretion. Such fees may include retainers or per meeting fees. Fees may be paid in such form of consideration as is determined by the Board of Directors. Members of the Audit Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board of Directors or any committee thereof.

DELEGATION OF AUTHORITY:

The Audit Committee may, to the extent permitted by applicable law, Nasdaq, the SEC, and the Company’s Certificate of Incorporation and Bylaws, delegate their responsibilities to one or more Committee members. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Audit Committee at its scheduled meetings.

LIMITATIONS:

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent registered public accounting firm.

Amended and restated December 2004

QUICKLOGIC CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON

TUESDAY, APRIL 26, 2005

The undersigned stockholder of QuickLogic Corporation, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated March 17, 2005 and hereby appoints E. Thomas Hart and Carl M. Mills, or either of them, as proxies and attorneys-in-fact, each with full power of substitution, on behalf and in the name of the undersigned at the Annual Meeting of Stockholders of QuickLogic Corporation (the “Company”) to be held at the Company’s offices located at 1277 Orleans Drive, Sunnyvale, CA 94089 on Tuesday, April 26, 2005 at 10 a.m., and any adjournments or postponements thereof, and to vote all shares of common stock the undersigned would be entitled to vote if then and there personally present at the meeting, on the matters set forth on the reverse side and in their discretion upon such other matter or matters which may properly come before the meeting and any adjournment thereof.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEE LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2.  IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.  In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission.

(Continued and signed on other side.)

ANNUAL MEETING OF STOCKHOLDERS OF

QUICKLOGIC CORPORATION

April 26, 2005

PROXY VOTING INSTRUCTIONS

MAIL—Date, sign and mail your proxy card in the envelope provided as soon as possible.

- OR -

TELEPHONE—Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions.  Have your proxy card available when you call.

- OR -

INTERNET—Access “www.voteproxy.com” and follow the on-screen instructions.  Have your proxy card available when you access the web page.

COMPANY NUMBER
ACCOUNT NUMBER

\/  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.  \/

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEE FOR DIRECTOR LISTED BELOW AND THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE   ☒

Proposal 1:	To elect one Class III director to serve for a term of three years or until his successor is elected.
NOMINEE:
☐ FOR	E. Thomas Hart
☐ WITHELD FROM ALL

		FOR	AGAINST	ABSTAIN
Proposal 2.	To ratify the selection of PricewaterhouseCoopers LLP as QuickLogic’s independent registered public accounting firm.	☐	☐	☐

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:

Signature of Stockholder	Date:

Note:    Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign.
When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.